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                                            August 7, 1997

Riddell Sports Inc.
919 Third Avenue
New York, New York 10022

                    Re: Exchange Offer for $115,000,000
                        10 1/2% Senior Notes Due 2007 of
                        Riddell Sports Inc. -- Registration
                        Statement on Form S-4

Ladies and Gentlemen:

     We have acted as special counsel to Riddell Sports Inc., a Delaware corporation (the "Company"), in connection with the public offering of $115,000,000 aggregate principal amount of the Company's 10 1/2% Senior Notes Due 2007 (the "Notes"), which are to be guaranteed on a senior unsecured basis pursuant to guarantees (the "Guarantees" and, together with the Notes, the "Securities") by each of All American Sports Corporation, a Delaware corporation ("All American"), Equilink Licensing Corporation, a Delaware corporation ("Equilink"), Proacq Corp., a Delaware corporation ("Proacq"), RHC Licensing Corporation, a Delaware corporation ("RHC"), Ridmark Corporation, a Delaware corporation (collectively with All American, Equilink, Proacq and RHC, the "Delaware Subsidiaries"), Riddell, Inc., an Illinois corporation ("Riddell, Inc."), International Logos, Inc., a Tennessee corporation ("Logos"), Varsity/ Intropa Tours, Inc., a Tennessee corporation ("Intropa"), Varsity Spirit Corporation, a Tennessee corporation ("Varsity"), Varsity USA, Inc., a Tennessee corporation (collectively, with Logos, Intropa and Varsity, the "Tennessee Subsidiaries"), and

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Riddell Sports Inc.
August 7, 1997
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Varsity Spirit Fashions and Supplies Inc., a Minnesota corporation ("Fashions"
and collectively with the Delaware Subsidiaries, Riddell Inc. and the Tennessee Subsidiaries, the "Guarantors"). The Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 10 1/2% Senior Notes Due 2007 of the Company (the "Old Senior Notes"), and are to be governed by an Indenture dated as of June 19, 1997 (the "Indenture"), by and among the Company, the Guarantors, Cheer Acquisition Corp., a Tennessee corporation subsequently merged into Varsity ("Cheer"), and Marine Midland Bank, as Trustee (the "Trustee").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-31525 and Nos. 333-31525-01 to 12) relating to the Exchange Offer as filed with the Securities and Exchange Commission (the "Commission") on July 18, 1997 under the Act and Amendment No. 1 thereto to be filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement dated June 19, 1997 (the "Registration Rights Agreement"), by and among the Company, Cheer, the Guarantors, NationsBanc Capital Markets, Inc. and First Chicago Capital Markets, Inc.; (iii) an executed copy of the Indenture; (iv) the Certificates of Incorporation of the Company and each of the Delaware Subsidiaries, as amended to date; (v) the By-Laws of the Company and each of the Delaware Subsidiaries, as amended to date; (vi) certain resolutions adopted by the Board of Directors of the Company and a Special Committee of the Board of Directors of the Company, relating to, among other things, the Exchange Offer, the issuance of the Old Senior Notes and the Securities, the Indenture and related matters; (vii) certain resolutions adopted by the Boards of Directors of each of the Delaware Subsidiaries relating to, among other things, the issuance of the Guarantees by the

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Riddell Sports Inc.
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Delaware Subsidiaries; (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (ix) the form of the Notes (including the form of Guarantees) included as an exhibit to the Indenture; and (x) the Certificate of Ownership and Merger merging Cheer into Varsity with Varsity as the surviving corporation. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company and the Delaware Subsidiaries, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties.

     We have assumed that the execution and delivery by the Company and the Guarantors of the Securities and the Indenture and the performance by the Company and the Guarantors of their respective obligations thereunder do not and will not violate or constitute a default under (i) any agreement or instrument to which the Company, the Guarantors or any of their properties is subject (except that we do not make the assumptions set forth in this clause (i) with respect to the Certificates of Incorporation or By-laws of each of the Company and the Delaware Subsidiaries), (ii) any law, rule or regulation to which the Company and the Guarantors are subject (except that we do not make the assumption set forth in this clause

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Riddell Sports Inc.
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(ii) with respect to the General Corporation Law of the State of Delaware and
those laws, rules and regulations (other than securities and antifraud laws) of the State of New York that, in our experience, are normally applicable to transactions of the type provided for by the Indenture and the Securities (it being understood that we have made no special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

     Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (ii) the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Senior Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and the Guarantees will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture, enforceable against the Guarantors, in each case, except to the extent that the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights

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Riddell Sports Inc.
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generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ SKADDEN, ARPS, SLATE,
                                            MEAGHER & FLOM LLP